Exhibit 5.1

Stephanie D. Miller
Senior Vice President,	Baxalta Incorporated
Associate General Counsel and	1200 Lakeside Drive
Corporate Secretary	Bannockburn, Illinois 60015

May 4, 2016

Baxalta Incorporated

1200 Lakeside Drive

Bannockburn, Illinois 60015

Re: Baxalta Incorporated Registration Statement on Form S-4

Ladies and Gentlemen:

I am Senior Vice President, Associate General Counsel and Corporate Secretary of Baxalta Incorporated, a Delaware corporation (the “Company”), and have advised the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Company’s Registration Statement on Form S-4 (File No. 333-210320), as amended (as so amended, the “Registration Statement”), relating to the registration of the offer by Baxter International Inc., a Delaware corporation (“Baxter”), to exchange up to 13,360,527 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) for outstanding shares of common stock, $1.00 par value per share, of Baxter.

In this capacity, I, or attorneys under my supervision, have examined and relied upon such corporate and other records, instruments, certificates and documents as I have deemed necessary to render this opinion (including the Registration Statement and the Company’s amended and restated certificate of incorporation and amended and restated bylaws as currently in effect).

Based on the foregoing and subject to the limitations set forth herein, I am of the opinion that the Shares are legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Registration Statement. By giving such consent, I do not hereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Stephanie D. Miller
Name: Stephanie D. Miller
Title: Senior Vice President, Associate General Counsel and Corporate Secretary